UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 17, 2008

KESSELRING HOLDING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6710 Professional Parkway West, Suite 301
Sarasota, Florida 34240
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 371-0440

Copies to:
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2008, at a meeting of the Board of Directors of Kesselring Holding Corporation (the “Company”), the Board of Directors of the Company appointed Darryl Rosser as a director of the Company.

Mr. Rosser worked with Texas Instruments from 1973 to 1984 in various capacities, including engineering, manufacturing, finance, and administrative services. His career at Texas Instruments was in the area of hand held calculators and home computers. At the time that Mr. Rosser was recruited to leave Texas Instruments, he was Director of Operations of the Industrial Systems Division, a $200MM division in the Company. Mr. Rosser was recruited to become Division Manager of the Wurlitzer Company, responsible for retooling a woodworking and electronics factory, and in developing a customer base in OEM manufacturing. He was later promoted to Senior Vice President of Wurlitzer, responsible for all of their manufacturing operations and for their OEM manufacturing and sales. In 1988, Mr. Rosser was recruited to become Vice President of Operations for Falcon Products. Falcon Products was a public (NYSE) St. Louis based company manufacturing and distributing office, hotel, and restaurant furniture on an international basis. In 1992, Mr. Rosser became Executive Vice President of Falcon, and in 1995 became President and Chief Operating Officer. In 2001 Mr. Rosser was recruited to become President of the Contract Furniture Division of Brown Jordan International. In 2005 he was recruited to the position of President of Midwest Folding Products in Chicago. In 2006, he was promoted to become President and CEO of Sagus International, the parent company of Midwest Folding Products. In this role he manages three different business units that supply furniture products to educational and commercial markets. Mr. Rosser serves on the Board of Directors of Sagus International, and on the Board of Trustees of Missouri Baptist University. He earlier served on an advisory board with Washington University Executive MBA School of Business Management in St. Louis, and with Missouri Baptist Hospital. Sagus International is a private Company with headquarters in Chicago, Illinois, and manufacturing locations in Temple, Texas, Chicago, and Minneapolis, Minnesota.  Mr. Rosser graduated from Auburn University with a B.S. degree in Industrial Management in 1973.

Additionally, Clifford Wildes is stepping down as Secretary of the Company to continue to focus as Chairman of the Board on acquisition opportunities.  Benjamin Bond, a director of the Company, has been named as Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: January 22, 2008	By:	/s/ Douglas P. Badertscher
Name: Douglas P. Badertscher
Title: CEO

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